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                        FEE INFORMATION FOR SERVICES AS
                  Plan, Transfer and Dividend Disbursing Agent

                                M.S.D.&T. FUNDS

                  Effective January 1, 1998 - December 31, 2000


Annual Account Service Fees
---------------------------

     Annual Account Maintenance                     $15.00/account

     Closed Account Fee                             $2.40/account

     Minimum (per Fund)  1st 10 Cusips              $18,000
                          Cusips After 10           $15,000


Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account service fees ar e the higher of: open account charges plus closed account charges or the fund minimum.

     Investor Record                                $ 1.80/acct/yr

     12b-1 Commissions                              $ 1.20/acct/yr

Activity Based Fees
-------------------
     New Account Set-up                             $ 5.00/each
     Manual Transactions                            $ 1.50/each
     Telephone Calls                                $ 1.50/each
     Correspondence                                 $ 1.50/each

Banking Services
----------------
     Checkwriting Setup                             $ 5.00/each
     Checkwriting (per draft)                       $ 1.00/each

Control Fees (per Fund Group)                       $ 750/month
------------

Other Fees
----------

     Year 2000/per open acct/per year

                                 1998                  1999              2000

TA2000 (Per Open Account)       $ .24                 $ .20
        $ .16
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Out of Pocket Expenses                       Billed as Incurred
----------------------

Out of Pocket expenses include but are not limited to: confirmation statements, investor statements, postage, forms, audio response, telephone records, retention, customized programming / enhancements, federal wire, transcripts, microfilm, microfiche, and expenses incurred at the specific direction of the fund.

These fees will be subject to an annual Cost of Living Adjustment based on regional consumer price index.

"IN WITNESS THEREOF, M.S.D.&T. Funds and State Street Bank and Trust Company have agreed upon this fee schedule and have caused this fee schedule to be executed in their names and on their behalf through their duly authorized officers."



M.S.D.&T. FUNDS                       STATE STREET BANK & TRUST CO.


By:  /s/ Leslie B. Disharoon          By: Signature illegible
     -----------------------             --------------------------------


Title:   President                    Title: Executive Vice President
         ---------------------------        -----------------------------


Date: January 30, 1998                Date: January 30, 1998
      -----------------------              ----------------------------



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